                                                                   EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


                          DATED AS OF JANUARY 17, 2001


                                  BY AND AMONG

                           ARISTOCRAT LEISURE LIMITED,


                             CEDAR ACQUISITION CORP.


                                       AND


                               CASINO DATA SYSTEMS

                                TABLE OF CONTENTS

                                                                                                     PAGE

ARTICLE I             THE MERGER.......................................................................2

         SECTION 1.1.          The Merger..............................................................2
         SECTION 1.2.          Closing.................................................................2
         SECTION 1.3.          Effective Time..........................................................2
         SECTION 1.4.          Effects of the Merger...................................................2
         SECTION 1.5.          Articles of Incorporation and Bylaws....................................2
         SECTION 1.6.          Directors...............................................................2
         SECTION 1.7.          Officers................................................................2
         SECTION 1.8.          Additional Actions......................................................3

ARTICLE II            EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                      CORPORATIONS; EXCHANGE OF CERTIFICATES...........................................3

         SECTION 2.1.          Effect on Capital Stock.................................................3
         SECTION 2.2.          Exchange of Certificates................................................4
         SECTION 2.3.          Stock Options...........................................................5
         SECTION 2.4.          No Liability............................................................6

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................6

         SECTION 3.1.          Organization and Qualification; subsidiaries............................6
         SECTION 3.2.          Capitalization of the Company and its subsidiaries......................7
         SECTION 3.3.          Authority Relative to this Agreement; Recommendation....................8
         SECTION 3.4.          SEC Reports; Financial Statements.......................................8
         SECTION 3.5.          Information Supplied....................................................9
         SECTION 3.6.          Consents and Approvals; No Violations...................................9
         SECTION 3.7.          No Default.............................................................10
         SECTION 3.8.          Absence of Changes.....................................................10
         SECTION 3.9.          Litigation.............................................................10
         SECTION 3.10.         Compliance with Applicable Law.........................................11
         SECTION 3.11.         Employee Benefit Plans; Labor Matters..................................12
         SECTION 3.12.         Environmental Laws and Regulations.....................................14
         SECTION 3.13.         Taxes..................................................................15
         SECTION 3.14.         Intellectual Property..................................................16
         SECTION 3.15.         Vote Required..........................................................19
         SECTION 3.16.         Opinion of Financial Adviser...........................................20
         SECTION 3.17.         Brokers................................................................20
         SECTION 3.18.         Property...............................................................20
         SECTION 3.19.         Contracts..............................................................21
         SECTION 3.20.         State Takeover Statutes................................................21

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF  PARENT AND ACQUISITION.......................21

         SECTION 4.1.          Organization...........................................................22
         SECTION 4.2.          Authority Relative to this Agreement...................................22
         SECTION 4.3.          Information Supplied...................................................22
         SECTION 4.4.          Consents and Approvals; No Violations..................................22
         SECTION 4.5.          Adequate Funds.........................................................23
         SECTION 4.6.          No Prior Activities....................................................23
         SECTION 4.7.          Ownership of Securities................................................23
         SECTION 4.8.          Financial Statements...................................................23

ARTICLE V             COVENANTS.......................................................................24

         SECTION 5.1.          Conduct of Business....................................................24
         SECTION 5.2.          Other Potential Acquirors..............................................27
         SECTION 5.3.          Preparation of the Proxy Statement; Stockholders' Meeting..............29
         SECTION 5.4.          Access to Information; Confidentiality.................................30
         SECTION 5.5.          Reasonable Efforts; Notification.......................................31
         SECTION 5.6.          Takeover Statutes; Inconsistent Actions................................32
         SECTION 5.7.          Indemnification, Exculpation and Insurance.............................32
         SECTION 5.8.          Fees and Expenses......................................................34
         SECTION 5.9.          Public Announcements...................................................34
         SECTION 5.10.         Status of Company Employees; Employee Benefits.........................34
         SECTION 5.11          Governmental Approvals.................................................35

ARTICLE VI            CONDITIONS PRECEDENT............................................................36

         SECTION 6.1.          Conditions to Each Party's Obligations to Effect the Merger............36
         SECTION 6.2.          Additional Conditions to Obligations of Parent and Acquisition.........36
         SECTION 6.3.          Additional Conditions to Obligations of the Company....................37

ARTICLE VII           TERMINATION, AMENDMENT AND WAIVER...............................................38

         SECTION 7.1.          Termination............................................................38
         SECTION 7.2.          Effect of Termination..................................................39
         SECTION 7.3.          Amendment..............................................................40
         SECTION 7.4.          Extension; Waiver......................................................40
         SECTION 7.5.          Termination Fee........................................................40

ARTICLE VIII          GENERAL PROVISIONS..............................................................41

         SECTION 8.1.          Nonsurvival of Representations and Warranties..........................41
         SECTION 8.2.          Notices................................................................41
         SECTION 8.3.          Definitions............................................................42
         SECTION 8.4.          Interpretation.........................................................42
         SECTION 8.5.          Counterparts; Facsimile................................................42
         SECTION 8.6.          Entire Agreement; No Third-Party Beneficiaries.........................42

         SECTION 8.7.          Governing Law..........................................................42
         SECTION 8.8.          Assignment.............................................................42
         SECTION 8.9.          Enforcement............................................................43
         SECTION 8.10.         Waiver of Jury Trial...................................................43
         SECTION 8.11.         Personal Liability.....................................................43
         SECTION 8.12.         Severability...........................................................43
         SECTION 8.13.         Financing..............................................................44
         SECTION 8.14.         Materiality............................................................44




                             TABLE OF DEFINED TERMS

                                                              CROSS REFERENCE
                 TERM                                           IN AGREEMENT                                  PAGE
                 ----                                         ---------------                                 ----
Acquisition ..................................................Preamble..........................................1
Agreement ....................................................Preamble..........................................1
Budget .......................................................Section 3.1(c)....................................6
Certificates .................................................Section 2.2(a)....................................4
Closing Date..................................................Section 1.2.......................................2
Code..........................................................Section 3.11(b)..................................12
Company Common Stock..........................................Preamble..........................................1
Company Disclosure ...........................................Schedule Art. III.................................6
Company Employees ............................................Section 5.10(a)..................................34
Company Financial Adviser.....................................Section 3.16.....................................20
Company Intellectual Property Rights..........................Section 3.14(c)..................................17
Company Letter of Transmittal.................................Section 2.2(a)....................................4
Company Material Adverse Effect...............................Section 3.1(c)....................................6
Company Permits...............................................Section 3.10(a)..................................11
Company.......................................................Preamble..........................................1
Company SEC Reports...........................................Section 3.4.......................................8
Company Securities............................................Section 3.2(a)....................................7
Company Stock Option(s).......................................Section 2.3.......................................5
Company Stockholders' Meeting.................................Section 3.5.......................................9
Confidentiality Agreement.....................................Section 5.2(a)...................................27
Contractor....................................................Section 5.4(b)(iii)..............................31
Copyrights....................................................Section 3.14(a)(i)...............................17
Effective Time................................................Section 1.3.......................................2
Employee Plans................................................Section 3.11(a)..................................12
ERISA Affiliate...............................................Section 3.11(a)..................................12
ERISA.........................................................Section 3.11(a)..................................12
Exchange Act..................................................Section 3.2(c)....................................8
Exchange Agent................................................Section 2.2(b)....................................4
Excluded Shares...............................................Section 2.1(a)(i).................................3
Expenses......................................................Section 7.5......................................40
Governmental Approvals........................................Section 5.11(a)..................................35

Governmental Entity...........................................Section 3.6.......................................9
HSR Act.......................................................Section 3.6.......................................9
Income Tax....................................................Section 3.13(a)(i)...............................15
Indemnified Liabilities.......................................Section 5.7(b)...................................33
Indemnified persons...........................................Section 5.7(b)...................................33
Leased Property...............................................Section 3.18(b)..................................20
Leases........................................................Section 3.18(b)..................................20
Lien..........................................................Section 3.2(b)....................................8
Merger Consideration..........................................Section 2.1(a)(i).................................3
Merger........................................................Preamble..........................................1
Notifying Party...............................................Section 5.11(a)..................................35
NRS...........................................................Preamble..........................................1
Opinion.......................................................Section 3.16.....................................20
Outside Date..................................................Section 7.1(e)...................................38
Owned Property................................................Section 3.18(a)..................................20
Parent Benefit Plans..........................................Section 5.10(a)..................................34
Parent Disclosure Schedule ...................................Article IV.......................................21
Parent Financial Statements...................................Section 4.8......................................23
Parent Material Adverse Effect................................Section 4.1(b)...................................22
Parent........................................................Preamble..........................................1
Patents.......................................................Section 3.14(a)(i)...............................16
PBGC..........................................................Section 3.11(c)..................................13
Principal Stockholders........................................Preamble..........................................1
Property......................................................Section 5.4(b)(i)................................31
Proxy Statement...............................................Section 3.5.......................................9
SEC...........................................................Section 3.4.......................................8
Securities Act................................................Section 3.4.......................................8
Stock Option Plans............................................Section 2.3.......................................5
Stockholder Approval..........................................Preamble..........................................1
Surviving Corporation.........................................Section 1.1.......................................2
Tax Return....................................................Section 3.13(a)(iii).............................15
Tax/Taxes.....................................................Section 3.13(a)(ii)..............................15
Termination Fee...............................................Section 7.5......................................40
Third Party...................................................Section 5.2(e)...................................28
Trademarks....................................................Section 3.14(a)(i)...............................16
Voting Agreement..............................................Preamble..........................................1

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of January 17, 2001 (this "AGREEMENT"), by and among ARISTOCRAT LEISURE LIMITED, an Australian company ("PARENT"), CEDAR ACQUISITION CORP., a Nevada corporation and an indirect wholly owned subsidiary of Parent ("ACQUISITION"), and CASINO DATA SYSTEMS, a Nevada corporation (the "COMPANY").


                                   BACKGROUND

         A. The respective Boards of Directors of Parent, Acquisition and the Company have approved, and deem it fair to and in the best interests of their respective shareholders and stockholders to consummate, the merger of Acquisition with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Nevada Revised Statutes ("NRS"), whereby each issued and outstanding share of common stock of the Company, no par value per share (the "COMPANY COMMON STOCK"), other than shares to be cancelled in accordance with Section 2.1(c), will be converted into the right to receive the Merger Consideration (as defined below).

         B. This Agreement and the Merger are required to be approved by the holders of a majority of the outstanding shares of the Company Common Stock (the "STOCKHOLDER APPROVAL").


         C. As a condition and inducement to Parent and Acquisition entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent and certain stockholders of the Company ("PRINCIPAL STOCKHOLDERS") are simultaneously entering into a Voting Agreement (the "VOTING AGREEMENT") pursuant to which, among other things, such stockholders have agreed to vote certain of the shares of Company Common Stock owned by such stockholders (aggregating approximately 9.5% of the outstanding capital stock of the Company) in favor of the approval of this Agreement and the Merger.

         D. Parent, Acquisition and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.


                                    AGREEMENT

         In consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

                  SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Chapter 92A of the NRS, Acquisition shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). As a result of the Merger, the separate corporate existence of Acquisition shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION").

                  SECTION 1.2 CLOSING. The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "CLOSING DATE"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, unless another time, date or place is agreed to in writing by the parties hereto.

                  SECTION 1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall prepare, execute and acknowledge and file articles of merger in such form as is required by Section 92A.200 of the NRS and shall make all other filings or recordings as are required under the NRS. The Merger shall become effective at such time as such filing or filings are made with the Secretary of State of the State of Nevada, or at such other time on or within 90 days after such filing as Parent and the Company shall agree and as is specified in such filings (the date and time of such effectiveness, being the "EFFECTIVE TIME").

                  SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 92A.250 of the NRS and all other effects specified in the applicable provisions of the NRS.

                  SECTION 1.5 ARTICLES OF INCORPORATION AND BYLAWS. At the Effective Time, the Articles of Incorporation and Bylaws of Surviving Corporation shall be amended to be identical to the Articles of Incorporation and Bylaws, respectively, of Acquisition as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be the same as the name of the Company), until thereafter changed or amended as provided therein or by applicable law.

                  SECTION 1.6 DIRECTORS. At the Effective Time, except as set forth on EXHIBIT 1.6, each of the directors of the Company and its subsidiaries shall resign or be removed from the Board of Directors of the Company and its subsidiaries, respectively. The directors of Acquisition immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified at the Effective Time, as the case may be.

                  SECTION 1.7 OFFICERS. Except as set forth on EXHIBIT 1.7, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation at the Effective Time and shall hold office until the earlier of their death, resignation or removal or until their successors are duly appointed and qualified.

                  SECTION 1.8 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Acquisition or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Acquisition or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Acquisition or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.


                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                  SECTION 2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition, the Company or the holders of any shares of Company Common Stock or any shares of capital stock of Acquisition:

                  (a) CONVERSION OF COMMON STOCK.

                           (i) At the Effective Time, each share of Company
Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by the Company or any subsidiary of the Company, or Parent, Acquisition or any other subsidiary of Parent (the "EXCLUDED SHARES") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, $ 9.25 in cash (the "MERGER CONSIDERATION").

                           (ii) As of the Effective Time, all shares of Company
Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration upon surrender of such certificates in accordance with
Section 2.2. The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock as of the Effective Time except as otherwise provided herein or by law.

                  (b) CAPITAL STOCK OF ACQUISITION. Each share of the capital stock of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (c) CANCELLATION OF TREASURY STOCK AND PARENT OWNED STOCK. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Acquisition or any other subsidiary of Parent immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist without any conversion thereof and no consideration shall be delivered with respect thereto.

                  SECTION 2.2 EXCHANGE OF CERTIFICATES.

                  (a) Promptly after the Effective Time, the Exchange Agent (as defined below) shall mail to each holder of record of Company Common Stock immediately prior to the Effective Time (other than Excluded Shares) (i) a letter of transmittal (the "COMPANY LETTER OF TRANSMITTAL") (which shall specify that delivery shall be effected, and risk of loss and title to the Company certificates representing shares of the Company Common Stock (the "CERTIFICATES") shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent shall reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

                  (b) Prior to the Effective Time, Parent shall cause to be deposited with the party specified by Parent as the exchange agent (the "EXCHANGE AGENT") amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments pursuant to Section 2.1(a)(i) hereof to holders of Company Common Stock issued and outstanding immediately prior to the Effective Time who are entitled to receive the Merger Consideration. Any interest, dividends, or other income earned on the investment of cash deposited by Parent with the Exchange Agent in accordance with this
Section 2.2(b) shall be for the account of and payable to Parent.

                  (c) Upon surrender to the Exchange Agent of Certificates, together with the Company Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and only upon such surrender, the holder of such Certificate shall be entitled to receive, in exchange therefor, and Parent shall cause the Exchange Agent to promptly cause to be delivered to such holder a check in an amount equal to the Merger Consideration payable for each such share of Company Common Stock represented by such Certificate, after giving effect to any required tax withholdings or transfer taxes or other similar taxes. The Certificates surrendered pursuant to this Section 2.2(c) shall forthwith be cancelled. If any Certificate shall have been lost, stolen, mislaid or destroyed, then upon receipt of an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed and a lost certificate indemnity (in each case reasonably satisfactory to Parent and the Exchange Agent), the Exchange Agent shall issue to such holder the Merger Consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted, after giving effect to any required tax withholdings or transfer taxes or other similar taxes.

                  (d) No interest will be paid or will accrue on the amount payable upon the surrender of any Certificate. If payment is to be made to a person other than the registered holder of the Certificate surrendered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, as determined by the Exchange Agent or Parent, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Parent or the Exchange Agent that such tax has been paid or is not payable. One hundred eighty (180) days following the Effective Time, Parent shall be entitled to cause the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Exchange Agent which have not been disbursed to holders of certificates formerly representing shares of Company Common Stock outstanding on the Effective Time, and thereafter such holders shall be entitled to look to the Parent only as general creditors thereof with respect to cash payable upon due surrender of their Certificates.

                  (e) In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, Merger Consideration may be paid or issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate, accompanied by all documents required to evidence and effect such transfer, shall be properly endorsed with signature guarantees or otherwise be in proper form for transfer, and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable.

                  (f) The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of Company Common Stock thereafter on the records of the Company.

                  SECTION 2.3 STOCK OPTIONS. (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "COMPANY STOCK OPTION" or, collectively, the "COMPANY STOCK OPTIONS") issued pursuant to the Company's 1993 Stock Option and Compensation Plan and the Company's 1994 Non-Employee Director Stock Option Plan or otherwise (collectively, the "STOCK OPTION PLANS"), whether vested or unvested, shall be canceled and each holder of a Company Stock Option shall be entitled to receive in exchange therefor cash in an amount equal to the product of (a) the difference between the Merger Consideration and the exercise price per share of such Company Stock Option, multiplied by (b) the number of shares subject to such Company Stock Option, less any applicable Taxes withheld by the Company under applicable law.

                  (b) In connection with such cancellation, the Company shall use reasonable best efforts to obtain any required consents from holders of Company Stock Options as required pursuant to the Stock Option Plans. The Company shall use reasonable best efforts to take all other actions necessary and appropriate so that all stock option and other equity-based plans maintained with respect to the Company Common Stock, including, without limitation, the Stock Option Plans, shall terminate as of the Effective Time, and the provisions of any other Employee Plan (as defined in Section 3.11(a) hereof) providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option or any participant in any Stock Option Plan shall have any rights thereunder to acquire any capital stock of the Company, Parent or the Surviving Corporation.

                  SECTION 2.4 NO LIABILITY. None of Parent, Acquisition, the Company or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any cash otherwise payable to such holder of shares of Company Common Stock or paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as publicly disclosed by the Company in the Company SEC Reports filed with the SEC prior to the date hereof and except as set forth on the Disclosure Schedule (it being agreed that disclosure of any item in such schedule shall be deemed disclosure with respect to any section of this Agreement) previously delivered by the Company to Parent (the "COMPANY DISCLOSURE SCHEDULE"), the Company hereby represents and warrants to each of Parent and Acquisition as follows:

                  SECTION 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Section 3.1(a) of the Company Disclosure Schedule contains a complete and accurate list of each subsidiary of the Company as of the date hereof and its respective jurisdiction of incorporation or organization, as the case may be. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore delivered to Parent accurate and complete copies of the Articles of Incorporation and Bylaws (or similar governing documents), as currently in effect, of the Company and its subsidiaries.

                  (b) The respective articles of incorporation and bylaws or other organizational documents of the subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control such subsidiaries, other than as required by Gaming Laws. The Company does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity (including through joint ventures or partnership arrangements) other than (i) the subsidiaries of the Company identified on Schedule 3.1(b) of the Company Disclosure Schedule or (ii) as otherwise disclosed on Schedule 3.1(b) of the Company Disclosure Schedule.

                  (c) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not be reasonably expected to have a Company Material Adverse Effect. The term "COMPANY MATERIAL ADVERSE EFFECT" means any change or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, assets, operations, results of operations, prospects (as identified in the Company's 2001 Preliminary Budget dated January 6, 2001 ("BUDGET")) or financial condition of the Company and its subsidiaries, taken as whole, other than any changes or effects arising out of (i) conditions generally affecting industries in which the Company operates,(ii) the entering into or the public announcement or disclosure of this Agreement or the transactions contemplated hereby, (iii) general economic conditions, or (iv) the financial markets.

                  SECTION 3.2 CAPITALIZATION OF THE COMPANY AND ITS
SUBSIDIARIES.

                  (a) The authorized capital stock of the Company consists of 100 million shares of capital stock, of which, as of January 16, 2001, 18,558,065 shares of Company Common Stock were issued and outstanding, and no shares of Company Common Stock were held in the Company's treasury. All of the outstanding shares of Company Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of January 17, 2001, 1,724,856 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Options. Except as set forth in this Section 3.2, as of January 17, 2001, there were outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no stock appreciation rights, phantom stock units, restricted stock grants, contingent stock grants or Employee Plans which grant awards of any of the foregoing, and no other outstanding contractual rights to which the Company is a party the value of which is based on the value of Company Common Stock, (iii) no bonds, debentures, notes or other indebtedness of the Company or any subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, (iv) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (v) no options or other rights to acquire from the Company or its subsidiaries and, no obligations of the Company or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (iv) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries (collectively "COMPANY SECURITIES"). Section 3.2 of the Company Disclosure Schedule lists each outstanding Company Stock Option, showing in each case the exercise price, the number of shares of Company Common Stock into which each such Company Stock Option is exercisable, and the expiration date of such Company Stock Option. As of the date hereof, there are no outstanding obligations of the Company or its subsidiaries to repurchase redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company. To the knowledge of the Company, as of the date of this Agreement, there are no irrevocable proxies and no voting agreements (other than the Voting Agreement) with respect to any shares of capital stock or the other voting securities of the Company to which the Company is a party.

                  (b) All of the outstanding capital stock of the Company's subsidiaries (other than director's qualifying shares in the case of foreign subsidiaries, each of which is set forth on section 3.2(b) of the Company Disclosure Schedule) is owned by the Company, or one of its subsidiaries, directly or indirectly, free and clear of any Lien or any other material limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for, the issuance or sale, directly or indirectly, by the Company or any of its subsidiaries of any capital stock or other ownership interests in or any other securities of any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "LIEN" means any mortgage, lien, pledge, conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to, any asset, property or property interest.

                  (c) The Company Common Stock constitutes the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                  SECTION 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Acquisition, constitutes a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms.

                  (b) The Board of Directors of the Company has unanimously resolved to recommend that the stockholders of the Company approve and adopt this Agreement.

                  SECTION 3.4 SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all required forms, reports and documents ("COMPANY SEC REPORTS") with the Securities and Exchange Commission (the "SEC") since December 31, 1998, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the "SECURITIES ACT") and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The audited consolidated financial statements of the Company included in the Company SEC Reports and the unaudited financial statements contained in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2000 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended, except, in the case of unaudited interim financial statements, for normal year-end audit adjustments and the fact that certain information and notes have been condensed or omitted in accordance with the applicable rules of the SEC. Except as set forth on Section 3.4 of the Company Disclosure Schedule and except as set forth in the Company SEC Reports filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Company SEC Reports filed and publicly available prior to the date of this Agreement and except for liabilities and obligations which, individually or in the aggregate, would not have a Company Material Adverse Effect, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

                  SECTION 3.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement (the "PROXY STATEMENT") relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "COMPANY STOCKHOLDERS' MEETING") will, at the date the Proxy Statement or any amendments or supplements thereto are mailed to stockholders of the Company or at the time of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary, in order to make the statements therein in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Acquisition for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  SECTION 3.6 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in Section 3.6 of the Company Disclosure Schedule, and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), foreign antitrust laws and the filing and recordation of the articles of merger as required by the NRS, no filing with or notice to and no permit, authorization, consent, order, license, certificate, declaration, filing with or approval of any supranational, national, state, municipal, county or local government, any instrumentality, subdivision, court, governmental, regulatory, judicial or administrative agency or commission or other authority thereof, any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any Gaming Authority (as defined below) (each, a "GOVERNMENTAL ENTITY") or other person is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect or prevent or significantly delay consummation of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Articles of Incorporation or Bylaws (or similar governing documents) of the Company or any of its subsidiaries, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound and which contemplates a payment to or from the Company in any twelve month period of an amount in excess of $100,000 or (c) except as set forth in Section 3.6 of the Company Disclosure Schedule, to the Company's knowledge, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations, breaches or defaults which, individually or in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect. The term "GAMING AUTHORITY" means all foreign, federal, state, local or supranational governmental, regulatory or licensing authorities or the National Indian Gaming Commission, or other aboriginal or tribal authority, which issues or grants any License or approval or admits persons to any roll or list, necessary or appropriate for the lawful operation of gaming and related businesses and operations engaged in by the Company or its subsidiaries. The term "LICENSE" means a license, registration, finding of suitability, permit, order, consent or other regulatory approval necessary for the lawful operation or conduct of gaming, manufacturing, distributing and related business or businesses (including specific contractual relations) engaged in by the Company or any subsidiary in any jurisdiction issued or given by a Gaming Authority or Governmental Entity.

                  SECTION 3.7 NO DEFAULT. None of the Company or its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach default or violation) of any term, condition or provision of (a) its Articles of Incorporation or Bylaws (or similar governing documents), (b) any Company Material Contract or Company Permit (as hereinafter defined) or (c) any order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Entity applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations, breaches or defaults that would not individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect or prevent or significantly delay consummation of the transactions contemplated hereby.

                  SECTION 3.8 ABSENCE OF CHANGES. Since September 30, 2000, there have been no events, changes or effects with respect to the Company or its subsidiaries that would have a Company Material Adverse Effect or that are outside the ordinary course of business.

                  SECTION 3.9 LITIGATION. Except as set forth on Section 3.9 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened (in writing, with respect to matters other than Intellectual Property Rights, and, to the Company's knowledge, whether or not in writing, with respect to Intellectual Property Rights) against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity or arbitrator which would be reasonably expected to result in costs, losses, fines, penalties, settlements (payable in royalties or otherwise), awards, or other financial damages to the Company, if determined adversely, in an amount of $100,000 or more, result in an injunction preventing the company from offering any current or presently contemplated products or services, or affect the validity, enforceability or ownership of any Company Intellectual Property Rights or would reasonably be expected to prevent or significantly delay the consummation of the transactions contemplated by this Agreement. None of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that would have a Company Material Adverse Effect or would reasonably be expected to prevent or significantly delay the consummation of the transactions contemplated hereby.

                  SECTION 3.10      COMPLIANCE WITH APPLICABLE LAW.

                  (a) Except where the failure to hold the same, or the invalidity or revocation thereof, would not have a Company Material Adverse Effect, the Company and its subsidiaries hold all permits, Licenses, variances, exemptions and approvals from all Governmental Entities necessary for the lawful conduct of their respective businesses as presently conducted, (the "COMPANY PERMITS") all of which are valid and in full force and effect, subject to any conditions or limitations imposed by any such authority, and no notice of revocation or suspension has been received or, to the knowledge of the Company, is pending or threatened in writing in respect thereof and no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any Company Permit that currently is in effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits except where the failure so to comply would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect or prevent or significantly delay the consummation of the transactions contemplated hereby.

                  (b) The businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except that no representation or warranty is made in this
Section 3.10 with respect to Environmental Laws (as defined in Section 3.12 below) and except for violations or possible violations which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, and PROVIDED HOWEVER that certain such Company Permits as are listed in Section 3.10(b) of the Company Disclosure Schedule are in the process of being renewed. To the knowledge of the Company and its subsidiaries, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened, nor to the knowledge of the Company and its subsidiaries, has any Governmental Entity indicated an intention to conduct the same, other than such investigations or reviews as would not be reasonably expected to have a Company Material Adverse Effect.

                  (c) The Company and its subsidiaries are currently operating in substantial compliance with the terms of all Company Permits issued by Gaming Authorities, and to the extent there has not been such compliance in the past all such non-compliances have been rectified. No Gaming Authority is restricting or prohibiting the continuation of the business of the Company or any of the Company's subsidiaries as presently conducted through any order, decree or otherwise. Except as disclosed in Section 3.10(c) of the Company's Disclosure Schedule, (i) neither the Company nor any of its subsidiaries, nor any director, officer, key employee, person performing management functions similar to officers or, to the Company's knowledge, partners of the Company or any of its subsidiaries has received any written claim, demand notice, complaint, court order or administrative order from any Governmental Entity in the past three years under or relating to any violation or possible violation of any Gaming Laws (as defined below) which did or would be reasonably likely to result in fines or penalties of $50,000 or more; (ii) to the knowledge of the Company, there are no facts which, if known to the

Gaming Authorities under the Gaming Laws, could reasonably be expected to result in the revocation, limitation or suspension of a Company Permit, or any officer, director, key employee, other person performing management functions similar to an officer or partner, under any Gaming Laws and neither the Company nor any of its subsidiaries has any reason to believe that any Gaming Authority is considering, or has any basis for, restricting or prohibiting the continuation of the business of the Company or any of its subsidiaries as presently conducted through any order, decree or otherwise, and (iii) neither the Company nor any of its subsidiaries has suffered a suspension or revocation of any Company Permit held under or pursuant to the Gaming Laws. The term "Gaming Laws" means any law, statute, ordinance, rule, regulation, License, judgment, order, decree, injunction or other authorization of a Governmental Entity, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino, gaming and related manufacturing and distributing activities and operations of the Company or any of its subsidiaries.

                  SECTION 3.11      EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                  (a) Section 3.11(a) contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any subsidiary (the "EMPLOYEE Plans"). Neither the Company nor any ERISA Affiliate has any legally binding commitment to create any additional employee benefit plan or modify or change any existing Employee Plan that would affect any employee or former employee of the Company or any subsidiary.

                  (b) With respect to each Employee Plan, the Company has heretofore delivered to Parent true and complete copies of the Employee Plan and any amendments thereto (or if the Employee Plan is not a written Employee Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Employee Plan intended to qualify under section 401 of the Internal Revenue Code of 1986, as amended (the "CODE").

                  (c) None of the Employee Plans is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, nor is any Employee Plan subject to 302 or Title IV of ERISA or Section 412 of the Code. No liability under Title IV or section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due).

                  (d) Neither the Company or any subsidiary, any Employee Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any subsidiary, any Employee Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Employee Plan or any such trust could be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Code.

                  (e) Each Employee Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

                  (f) Each Employee Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code. Each Employee Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

                  (g) No Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any subsidiary for periods extending beyond their retirement or other termination of service, other than
(i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                  (h) Except as disclosed in Section 3.11(h) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                  (i) There are no pending, threatened or anticipated claims of a material nature by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan, or otherwise involving any such Employee Plan (other than routine claims for benefits).

                  (j) There are no material controversies pending or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any of their respective employees. Section 3.11(j) of the Company Disclosure Schedule lists each collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries in the United States. The Company has no knowledge of any material activities or proceedings of any labor union to organize any employees of the Company or its subsidiaries. The Company has no knowledge of any material strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any employees of the Company or any of its subsidiaries.

                  SECTION 3.12      ENVIRONMENTAL LAWS AND REGULATIONS.

                  (a) Except as set forth in Section 3.12 of the Company Disclosure Schedule, the Company and each of its subsidiaries is in full compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company and its subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Except as set forth in Section 3.12 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is not in such full compliance. All permits and other governmental authorizations currently held by the Company or any of its subsidiaries pursuant to the Environmental Laws are identified in Section 3.12 of the Company Disclosure Schedule.

                  (b) Except as set forth in Section 3.12 of the Company Disclosure Schedule, there is no Environmental Claim pending or threatened against the Company or any of its subsidiaries or, to the knowledge of the Company and its subsidiaries, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  (c) Except as set forth in Section 3.12 of the Company Disclosure Schedule, there are no past or present actions, activities, circumstances, conditions, events or incidents involving the release, emission, discharge, presence or disposal of any Material of Environmental Concern that could reasonably form the basis of any Environmental Claim against the Company or any of its subsidiaries or, to the knowledge of the Company and its subsidiaries, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  (d) Without in any way limiting the generality of the foregoing, (i) all underground storage tanks, and the capacity and contents of such tanks, located on property owned, operated, or leased by the Company or any of its subsidiaries are identified in Section 3.12 of the Company Disclosure Schedule, and (ii) all properties formerly owned or operated by the Company, or any subsidiary, affiliate, or predecessor thereof are identified in Section 3.12 of the Company Disclosure Schedule.

                  For purposes of this Agreement, the following terms shall have the following meanings:

                  "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  "Environmental Laws" means all federal, interstate, state, local and foreign laws and regulations relating to pollution or protection of human health, safety, or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                  "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive materials, asbestos, petroleum and petroleum products.

                  SECTION 3.13      TAXES.

                  (a) DEFINITIONS. For purposes of this Agreement:

                           (i) the term "INCOME TAX" shall mean any federal,
state, local or foreign Tax (A) based upon, measured by, or calculated with respect to net income or profits (including capital gains Taxes, alternative minimum Taxes and Taxes on items of Tax preference), or (B) based upon, measured by, or calculated with respect to multiple bases (including corporate franchise Taxes), if one or more of the principal bases on which such Tax may be based, measured by, or calculated with respect to is described in clause (a)(i)(A).

                           (ii) the term "TAX" (including "TAXES") means (A)
all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, estimated, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (a)(ii)(A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (a)(ii)(A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

                           (iii) the term "TAX RETURN" means any return,
declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

                  (b) The Company and its subsidiaries have timely filed (taking into account extensions) all material Income Tax Returns they are required to have filed. All Income Tax Returns filed by the Company and its subsidiaries are accurate, complete and correct in all material respects.

                  (c) The Company and its subsidiaries have timely paid all material Income Taxes that have become due or payable (other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles) and have adequately reserved for in accordance with generally accepted accounting principles all material Income Taxes (whether or not shown on any Tax Return) that have accrued but are not yet due or payable.

                  (d) No claim for assessment or collection of material Income Taxes is presently being asserted against the Company or its subsidiaries and there is no presently pending audit examination, refund claim, litigation, proceeding, proposed adjustment or matter in controversy with respect to any material Income Taxes due and owing by the Company or any of its subsidiaries.

                  (e) Neither the Company nor any subsidiary of the Company has filed any waiver of the statute of limitations applicable to the assessment or collection of any Income Tax or any other material Tax which remains open.

                  (f) Neither the Company nor any subsidiary of the Company is a party to any tax indemnity agreement, tax sharing agreement, or other agreement under which it reasonably expects to become liable to another person as a result of the imposition of a material Income Tax upon any person, or the assessment or collection of such a Tax.

                  (g) The Company and each of its subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Income Taxes.

                  (h) The representations contained in subparagraphs (b) through
(d) and subparagraphs (f) and (g) hereof are true and correct with respect to all Taxes other than Income Taxes and all Tax Returns with respect to Taxes other than Income Taxes, as applicable, except for such failures that would not be material.

                  (i) Neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (j) The Company is not and has not been a United States real property holding company within the meaning of Section 897(c)(2) of the Code.

                  SECTION 3.14      INTELLECTUAL PROPERTY.

                  (a) DEFINITIONS. (i)For purposes of this Agreement "INTELLECTUAL PROPERTY" shall mean all proprietary rights and other rights in and to: (i) trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, including all applications for registration thereof and all renewals, modifications and extensions thereof ("TRADEMARKS") and the goodwill associated with each of the foregoing;
         (ii) patents, including design patents and utility patents, reissues, divisions, continuations-in-part and extensions thereof, in each case including all applications therefor ("PATENTS"); (iii) inventor's certifications and invention disclosures; (iv) works of authorship, including computer systems, programs, software, object and source code, databases, algorithms and documentation therefor, whether copyrightable or not, copyrights, copyright registrations and applications of registration of copyrights and all renewals, modifications and extensions thereof, moral rights and design rights ("COPYRIGHTS"); (v) trade secrets and other protectable information, including ideas, formulas, compositions, technical documentation, operating manuals and guides, plans, designs, sketches, inventions, product specifications, engineering reports and drawings, manufacturing and production processes and techniques; drawings, specifications, research records, invention records and technical data; and all other know-how, protected by patent, copyright or trade secret law; (vi) registrations of, and applications to register, any of the foregoing with any governmental authority and any renewals or extensions thereof; (vii) domain names; and (viii) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing, in each case in any jurisdiction.

                           (ii) For purposes of this Section 3.14, "MATERIAL ADVERSE INTELLECTUAL PROPERTY EFFECT" shall mean, with reference to a particular event or condition, that the occurrence or non-occurrence of such event or the absence or existence of such condition or, with reference to a suit, claim, action, proceeding or investigation against the Company or any of its subsidiaires, that an adverse result would reasonably be expected to result in costs, losses, fines, penalties, settlements (payable in royalties or otherwise), awards, or other financial damages to the Company in an amount equal to or reasonably valued at $100,000 or more, or reasonably be expected to prevent or significantly delay the consummation of the transactions contemplated by this Agreement, or that otherwise has a material adverse effect on the Company.

                  (b) The Company is the sole and exclusive owner of all Intellectual Property used in the business of the Company or any of its subsidiaries as currently conducted that is not owned by and licensed from third parties. The Company has the valid right to use all Intellectual Property used in the business of the Company or any of its subsidiaries as currently conducted that is not exclusively owned by the Company, excluding any Intellectual Property that, if not owned by the Company or subject to a valid license in favor of the Company, would not individually or in the aggregate have a Material Adverse Intellectual Property Effect on the Company.

                  (c) None of the Intellectual Property owned by the Company or any of its subsidiaries (the "COMPANY INTELLECTUAL PROPERTY RIGHTS"), or to the Company's knowledge, used by or licensed to the Company or any of its subsidiaries, is subject to any outstanding judgment, order, decree, stipulation, injunction or charge. To the Company's knowledge, there is no claim pending or threatened which challenges the legality, validity, enforceability, or any of the Company's or any of its subsidiaries' use or ownership of, any of the Company Intellectual Property Rights or any of the Intellectual Property licensed to the Company or any of its subsidiaries, excluding any such claim(s) that would not individually or in the aggregate have a Material Adverse Intellectual Property Effect on the Company. None of the Company or any of its subsidiaries have agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to any Intellectual Property, except as may be contained within the licenses or sale agreements, entered into by the Company in the ordinary course of business in connection with sales of the Company's products, or as set forth in Section 3.14(c) of the Company Disclosure Schedule.

                  (d) To the Company's knowledge, no breach or default (or event which with notice or lapse of time or both would result in an event of default) by the Company or any of its subsidiaries exists or has occurred under any license or other agreement pursuant to which the Company or any of its subsidiaries uses any Intellectual Property owned by a third party or has granted any third party the right to use its Intellectual Property, and the consummation of the transactions contemplated by this Agreement will not violate or conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a forfeiture under, or constitute a basis for termination of any such license or other agreement, excluding any violation(s) or conflict(s) that individually or in the aggregate would not have a Material Adverse Intellectual Property Effect on the Company.

                  (e) To the Company's knowledge, the Company or its subsidiaries owns or has the right to use all items of Intellectual Property necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by the Company and its subsidiaries and to conduct the business of Company and its subsidiaries as currently conducted, free and clear of all Liens, excluding any items that, if not owned by the Company and not subject to a valid license in favor of the Company, would not individually or in the aggregate have a Material Adverse Intellectual Property Effect on the Company.

                  (f) To the Company's knowledge, the conduct of the Company's and its subsidiaries' business, the Intellectual Property owned or used by the Company and its subsidiaries, and the products or services produced, sold or licensed by the Company and its subsidiaries, do not infringe any Intellectual Property rights or any other proprietary right of any person or give rise to any claim or obligations to any person as a result of co-authorship, co-inventorship, or an express or implied contract for any use or transfer, excluding any infringement(s), claim(s) or obligation(s) that would not individually or in the aggregate have a Material Adverse Intellectual Property Effect on the Company. None of the Company or its subsidiaries have received any notice of any written allegations or written threats that the Company's or its subsidiaries' use of any of the Intellectual Property infringes upon or is in conflict with any Intellectual Property or proprietary rights of any other person.

                  (g) None of the Company or its subsidiaries have sent or otherwise communicated to any other person or entity in the twenty-four month period prior to the date hereof any written claim of any present, impending or threatened infringement of any Intellectual Property of the Company or any of its subsidiaries.

                  (h) To the Company's knowledge, none of the Company's or its subsidiaries' products or services incorporate, are based upon or are derived or adapted from, any Intellectual Property of any other person in violation of any statutory or other legal obligation or any agreement to which the Company or any of its subsidiaries is a party or by which it is bound, excluding any violation(s) that individually or in the aggregate would not have a Material Adverse Intellectual Property Effect on the Company.

                  (i) To the knowledge of the Company, all of Company's Patents, Trademarks and Copyrights issued by, registered with or filed with the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices of other countries and material to the business of the Company as currently conducted have been duly registered, filed in or issued, as the case may be, have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations, and the Company or its subsidiary is the record owner thereof. The Company has used commercially reasonable efforts to maintain the confidentiality of its trade secrets and other confidential Intellectual Property in accordance with industry standards, and, to the Company's knowledge, there have been no acts or omissions by the Company, the result of which would be to compromise the rights of the Company to apply for, obtain or enforce appropriate legal protection of such Intellectual Property, excluding any loss(es) or compromise(s) of rights that individually or in the aggregate would not have a Material Adverse Intellectual Property Effect on the Company.

                  (j) To the Company's knowledge, no present or former employee, officer, or independent contractors of the Company or any of its subsidiaries has any right, title or interest, directly or indirectly, in whole or in part, in any of the Company Intellectual Property Rights, and no current or former employee(s), officer(s) or independent contractor(s) of the Company or any of its subsidiaries have asserted any claim, or have any valid claim or valid right, to any of the Company Intellectual Property Rights, which claim(s) or right(s) would independently or in the aggregate have a Material Adverse Effect on the Company. To the Company's knowledge, no employee, officer or agent of the Company or any of its subsidiaries is a party to or otherwise bound by any agreement with or obligated to any other person or entity (including, any former employer) which conflicts in any material respect with any obligation or commitment of such employee, officer or agent to the Company under any agreement to which he or she is a party or otherwise. To the Company's knowledge, each current and former employee, officer, agent and each independent contractor that developed any Company Intellectual Property is obligated to transfer to the Company, and will be obligated to transfer to the Surviving Company any patent applications and invention disclosures, in consideration for no more than normal salary and continued employment or consultant fees, as the case may be, all inventions, developments and work product which during his or her employment or consultancy with the Company or any of its subsidiaries, such employee, officer, agent or independent contractor made or makes that related or relates to any subject matter with which such employee's, officer's, agent's or independent contractor's work for the Company or any of its subsidiaries was concerned and which were made during such persons employment or course of agency as the case may be.

                  (k) To the knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any Company Intellectual Property Rights, excluding any loss or impairment that individually or in the aggregate would not have a Material Adverse Intellectual Property Effect on the Company.

                  (l) Section 3.14(l) of the Company Disclosure Schedule sets forth a complete and accurate list of all existing material agreements granting to third parties any material right to use or practice any material rights under the Company Intellectual Property Rights, excluding any non-exclusive licenses granted to customers in the ordinary course of business.

                  SECTION 3.15 VOTE REQUIRED. The Stockholder Approval is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Merger.

                  SECTION 3.16 OPINION OF FINANCIAL ADVISER. Wasserstein Perella & Co., Inc. (the "COMPANY FINANCIAL ADVISER") has delivered to the Board of Directors of the Company its written opinion dated the date of this Agreement to the effect that as of such date the Merger Consideration is fair to the holders of shares of Company Common Stock from a financial point of view (the "OPINION"). True and complete copies of the Opinion and the letter of engagement between the Company and the Company Financial Adviser pursuant to which the Company Financial Adviser has issued the Opinion and acted as financial adviser to the Company with respect to the transactions contemplated by this Agreement have been delivered to Parent on or prior to the date hereof.

                  SECTION 3.17 BROKERS. No broker, finder or investment banker other than the Company Financial Adviser is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  SECTION 3.18 PROPERTY.

                  (a) The Company and each of its subsidiaries has good, valid and marketable fee title to all of the real property and assets which it purports to own (the "OWNED PROPERTY"). Each Owned Property is free of all Liens except for (i) those Liens which are disclosed on title commitments or reports delivered to Parent prior to the date hereof, (ii) those matters set forth on
Section 3.18(a) of the Company Disclosure Schedule, (iii) Liens for taxes not yet due and payable, or (iv) Liens which could not, individually, or in the aggregate, reasonably be expected to materially impair the current use, occupancy, value, financeability or marketability of title to the Real Property on a property-by-property basis. The Owned Property and the Leased Property (as defined below) constitute all such property necessary to permit the Company and each of its subsidiaries to conduct, and continue to conduct, its business as currently conducted in all material respects and the consummation of the transactions contemplated hereby will not alter or impair such ability in any material respect.

                  (b) Section 3.18(b) of the Company Disclosure Schedule contains an accurate and complete list of all leases (the "LEASES") (setting forth the address of the premises demised thereunder, the lessor and the lessee (and any sublessor or sublessee, as appropriate)) pursuant to which the Company and each of its subsidiaries leases real or personal property (the "LEASED PROPERTY"). The Company and each of its subsidiaries holds good and valid leasehold title to all of the Leased Property. All of the Leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect, and there are no existing defaults by the Company or any of its subsidiaries thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder, except in any such case where the invalidity or default would not have a Company Material Adverse Effect. Except as set forth on Section 3.18(b) of the Company Disclosure Schedule all lessors under such Leases have consented (where such consent is necessary) to the consummation of the transactions contemplated herein without requiring modification in the rights or obligations of the lessee under such Leases. The Company or its subsidiaries have delivered true, correct and complete copies of all of the Leases.

                  SECTION 3.19 CONTRACTS. (a) Except as set forth in the Company's SEC Reports or Section 3.19 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, all or any material portion of the business of the Company and its subsidiaries, taken as a whole, may be conducted, (iii) any transaction, agreement, arrangement or understanding with any Affiliate (as defined in Rule 12b-2 of the Exchange Act) that would be required to be disclosed under Item 404 of regulation S-K under the Securities Act, (iv) any voting or other agreement governing how any Company Common Stock shall be voted,
(v) any material agreement with any stockholders of the Company, (vi) any acquisition, merger, asset purchase or sale agreement (all contracts of the type described in clauses (i) - (vi) being referred to herein as "Company Material Contracts"). Each Company Material Contract is valid and binding on the Company (or, to the extent a subsidiary of the Company is a party, such subsidiary) and is in full force and effect, and the Company and each subsidiary of the Company have, in all material respects, performed all obligations required to be performed by them to date under each Company Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Company Material Adverse Effect. Neither the Company nor any subsidiary of the Company has received written notice of any violation or default under (nor, to the knowledge of the Company, is there any existing condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract.

                  SECTION 3.20 STATE TAKEOVER STATUTES. The Company's Board of Directors has approved this Agreement and the transactions contemplated hereby and has taken all action required at this time such that the limitations on control share acquisitions and business combinations contained in Sections
78.378 through 78.3793 inclusive and Sections 78.411 through 78.444 inclusive of the NRS (and any similar provisions) are inapplicable to this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby. No other "fair price," "merger moratorium," "control share acquisition" or other anti-takeover statute or similar statute or regulation applies or purports to apply to this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND ACQUISITION

                  Except as publicly disclosed by Parent in the Parent SEC Reports and except as set forth on the Disclosure Schedule (it being agreed that disclosure of any item in such schedule shall be deemed disclosure with respect to any section of this Agreement) previously delivered by Parent to the Company (the "PARENT DISCLOSURE SCHEDULE"), Parent and Acquisition hereby represent and warrant to the Company as follows:

                  SECTION 4.1 ORGANIZATION.

                  (a) Each of Parent and Acquisition is duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has heretofore delivered to the Company accurate and complete copies of the Constitution (or equivalent organizational documents) or Certificate of Incorporation and Bylaws, as the case may be, as currently in effect of Parent and Acquisition.

                  (b) Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Parent Material Adverse Effect. The term "PARENT MATERIAL ADVERSE EFFECT" means any changes or effects that, individually or in the aggregate, are materially adverse to the ability of Parent and Acquisition to consummate the transactions contemplated hereby, other than any changes or effects arising out of (i) conditions generally affecting industries in which Parent operates or (ii) the entering into or the public announcement or disclosure of this Agreement or the transactions contemplated hereby.

                  SECTION 4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Parent and Acquisition and by Parent as the sole stockholder of Acquisition and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and, assuming due authorization, execution and delivery by the Company, constitutes a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms.

                  SECTION 4.3 INFORMATION SUPPLIED. None of the information supplied by Parent or Acquisition in writing for inclusion in the Proxy Statement will, at the time that the Proxy Statement is mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

                  SECTION 4.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in Section 4.4 of the Parent Disclosure Schedule, and except for filings, permits, authorizations, consents and approvals as may be required under and other applicable requirements of the Exchange Act, Gaming Laws, the HSR Act, the Exon-Florio Amendment to the Omnibus Trade and Competitiveness Act of 1988, as amended, or any successor thereto, foreign antitrust laws and the filing and recordation of the articles of merger as required by the NRS, no filing with or notice to, and no permit authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Parent Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Constitution (or equivalent organizational documents) or Certificate of Incorporation or Bylaws, as the case may be, of Parent or Acquisition or any of Parent's other subsidiaries, (b) to Parent's knowledge, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets except, in the case of (b), for violations, breaches or defaults which would not have a Parent Material Adverse Effect.

                  SECTION 4.5 ADEQUATE FUNDS. Parent will have at the Effective Time sufficient funds for the payment of the aggregate Merger Consideration.

                  SECTION 4.6 NO PRIOR ACTIVITIES. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

                  SECTION 4.7 OWNERSHIP OF SECURITIES. As of the date hereof, neither Parent nor, to Parent's knowledge, any of the affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to an agreement, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding or disposing of, in each case, shares of Company Common Stock.

                  SECTION 4.8 FINANCIAL STATEMENTS. The audited consolidated financial statements of Parent, together with the notes thereto, filed by Parent with the Australian Stock Exchange since January 1, 2000 (the "PARENT FINANCIAL STATEMENTS") present fairly in all material respects the financial position of Parent and its consolidated subsidiaries at the dates indicated, and the statement of operations and cash flows of Parent and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Parent Financial statements, the Parent Financial Statements have been prepared in conformity with generally accepted accounting principles in Australia applied on a consistent basis throughout the periods involved.

                                    ARTICLE V
                                    COVENANTS

                  SECTION 5.1 CONDUCT OF BUSINESS.

                  (a) CONDUCT OF BUSINESS BY THE COMPANY. Except as expressly set forth in this Agreement or as consented to in writing by Parent during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice and the Budget and in compliance in all material respects with all applicable laws and regulations, and use all reasonable best efforts to (i) preserve intact their current business organizations, (ii) keep available the services of their current officers and employees and (iii) preserve their relationships consistent with past practice with customers, suppliers, licensors, licensees, distributors and others having business dealings with them.

                  (b) NEGATIVE COVENANTS. Without limiting the generality of the foregoing, and except as expressly set forth in this Agreement or as consented to in writing by Parent (which consent will not be unreasonably withheld or delayed) between the date of this Agreement and the Effective Time or until the earlier termination of this Agreement pursuant to its terms, the Company shall not, and shall not permit any of its subsidiaries to:

                           (i) amend its articles of incorporation or Bylaws
(or other similar governing instrument);

                           (ii) authorize for issuance, issue, sell, deliver,
grant, dispose of or amend or agree or commit to any of the foregoing (whether through the issuance or granting of options, warrants, calls, commitments, subscriptions, rights to purchase, convertible or exchangeable securities or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance of shares of Company Common Stock pursuant to options previously granted, or subsequently granted with an exercise price at fair market value and in the ordinary course consistent with past practice (as such past practice is evidenced by the memorandum dated January 4, 1998, attached in
Section 5.1 of the Company Disclosure Schedule), under the Stock Option Plans;

                           (iii) split, combine or reclassify any shares of its
capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or purchase, redeem or otherwise acquire or amend the terms of any of its securities or any securities of any of its subsidiaries or any rights, warrants, options to acquire or any securities convertible into or exchangeable for any such securities;

                           (iv) adopt a plan of complete or partial liquidation,
dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company or any of its subsidiaries (other than the Merger);

                           (v) alter, through merger, liquidation,
reorganization, restructuring or any other fashion, the corporate structure or ownership of any subsidiary;

                           (vi) except as set forth in Section 5.1(b)(vi) of the
Company Disclosure Schedule, (A) incur or assume any long-term or short-term debt or issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, except for working capital borrowings under existing lines of credit in the ordinary course of business consistent with past practice, in an amount consistent with the Budget in order to achieve the 2001 revenue plan contained therein, at any one time outstanding; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (C) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries of Company or customary loans or advances to customers, in each case in the ordinary course of business consistent with past practice); (D) pledge or otherwise encumber shares of capital stock or any other securities of Company or its subsidiaries; (E) mortgage, pledge or otherwise encumber any of its properties or assets, tangible or intangible, or create or suffer to exist any Lien thereupon; (F) amend, modify or forgive any debt obligations of any person to the Company or its subsidiaries; (G) enter into any "keep well" or other agreement to maintain any financial statement condition of another person (not including such agreements among the Company and its subsidiaries); or (H) enter into any arrangement having the economic effect of any of the foregoing;

                           (vii) except as set forth in Section 5.1(b)(vii) of
the Company Disclosure Schedule or as may be required by law, enter into, adopt or amend or terminate any Employee Plan in any manner or increase in any manner the compensation payable or that may become payable to or fringe benefits of any director, officer or employee (except, in the case of officers (other than executive officers) and employees, in the ordinary course of business consistent with past practice), agent consultant or person providing management services or make any loans to any officers, directors, employees, affiliates, agents or consultants or make any changes in its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an Employee Plan or otherwise; pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any Employee Plan to any officer, director, employee, consultant or affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees, consultants or Affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course of business consistent with past practice; adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any Employee Plan with or for the benefit of any director, officer, employee, agent or consultant, whether past or present, other than as required under the terms of any Employee Plans as in effect on the date hereof; or amend in any material respect any Employee Plan in a manner inconsistent with the foregoing;

                           (viii) except (1) as set forth in Section
5.1(b)(viii) of the Company Disclosure Schedule or (2) purchases of inventory, furnishings and equipment in the ordinary course of business consistent with the Budget or (3) expenditures consistent with the Budget, acquire, sell, lease, license, swap, barter, transfer, dispose of or otherwise convey any properties or assets, except transactions in the ordinary course of business, consistent with past practice but in no event with an aggregate fair market value in excess of $500,000;

                           (ix) except as may be required as a result of a
change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

                           (x) except for standard audit adjustments, revalue
any of its assets, including without limitation writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

                           (xi) (A) acquire or agree to acquire (by merger,
consolidation or acquisition of stock or assets or by any other manner) any corporation, partnership, joint venture association or other business organization or division thereof or any equity interest therein; (B) enter into any contract or agreement, other than in the ordinary course of business consistent with past practice, that would be material to Company and its subsidiaries, taken as a whole; or (C) authorize any new capital expenditure or expenditures that individually is in excess of $100,000, PROVIDED that none of the foregoing shall limit any capital expenditure required pursuant to contracts existing as of the date hereof and disclosed to Parent as of the date of this Agreement, and except (1) as set forth in Section 5.1(b)(xi) of the Company Disclosure Schedule or (2) purchases of inventory, furnishings and equipment in the ordinary course of business consistent with past practice or (3) expenditures consistent with the Budget;

                           (xii) except as set forth in Section 5.1(b)(xii) of
the Company Disclosure Schedule, make any Tax election, amend any Tax Return (PROVIDED HOWEVER that the Company may amend any such Tax Return without consent to either seek a refund or to pay additional tax in an amount up to $100,000, in each case upon the advice of its outside tax professionals) or settle or compromise any Tax liability material to Company and its subsidiaries taken as a whole;

                           (xiii) enter into any collective bargaining
agreement;

                           (xiv) make any payments (other than regular
compensation payable to officers and employees in the ordinary course of business consistent with past practice) or other distributions to, or enter into any transaction, agreement or arrangement with, any of affiliates, officers, directors, stockholders or their affiliates, associates or family members or do or enter into any of the foregoing with respect to employees, agents or consultants other than in the ordinary course of business consistent with past practice;

                           (xv) modify, amend or terminate any Company Material
Contract or waive, release or assign any material rights or claims;

                           (xvi) fail to make any scheduled principal or
interest payment on indebtedness evidenced by debt instruments to which Company or any of its subsidiaries is a party;

                           (xvii) except as set forth on Section 5.1(b)(xvii) of
the Company Disclosure Schedule, pay, discharge, settle, compromise or satisfy any pending or threatened claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), (A) relating to the transactions contemplated hereby;
(B) described in the Company SEC Reports; (C) outside the ordinary course of business consistent with past practice; or (D) involving an admission of liability other than in accordance with the terms of liabilities reflected or reserved against in the most recent consolidated balance sheet included in the Company SEC Reports filed and publicly available prior to the date of this Agreement.

                           (xviii) take any action that would reasonably be
expected to revoke, limit, suspend, terminate otherwise restrict or result in the failure to have issued, rented or renewed, any Company Permit issuable by a Gaming Authority or breach, violate, revoke a filing of suitability under or otherwise fail to comply with any Gaming Law, or fail to take any action that would reasonably be expected to prevent any of the foregoing consequences;

                           (xix) take any action that would result in any of its
representations and warranties set forth in this Agreement becoming untrue; or

                           (xx) authorize, take or commit or agree in writing or
otherwise to take any of the actions described in Section 5.1(b).

                  SECTION 5.2 OTHER POTENTIAL ACQUIRORS.

                  (a) The Company agrees that it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit or initiate, or encourage any inquiries regarding, or the submission of, any Takeover Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal (iii) enter into any agreement with respect to any Takeover Proposal or approve or resolve to approve any Takeover Proposal or (iv) grant any waiver or release under any Standstill or similar agreement; PROVIDED, HOWEVER, that nothing in this Section 5.2 shall prevent the Company or its Board of Directors from furnishing non-public information to, or entering into discussions or negotiations with, a person that makes an unsolicited written bona fide Takeover Proposal, if and only to the extent that (i) such person has made a bona fide Takeover Proposal in writing to the Board of Directors of the Company, (ii) the Board of Directors of the Company determines in good faith that such proposal would, if so completed, result in a Superior Proposal (as defined below), (iii) the Board of Directors of the Company, after consultation with outside legal counsel, by a majority vote determines in good faith that the failure to take such action would likely constitute a breach of its fiduciary duties to the holders of Company Common Stock under applicable law, and (iv) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors receives from such person an executed confidentiality agreement in form and substance similar to the Confidentiality Agreement dated December 11, 2000 between the Company and Parent (the "CONFIDENTIALITY AGREEMENT").

                  (b) Upon execution of this Agreement, the Company will, and will cause its subsidiaries to, and will cause their respective officers, directors, employees, investment bankers, attorneys, and other advisors and representatives of the Company or any of its subsidiaries to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Takeover Proposal.

                  (c) The Company will promptly (but in no case later than 48 hours) notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by the Company regarding any Takeover Proposal, and the Company will promptly (but in no case later than 48 hours) communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive regarding any Takeover Proposal (and will promptly, but in no case later than 48 hours, provide to Parent copies of any written materials received by the Company in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly (but in no case later than 48 hours) provide to Parent any non-public information concerning the Company provided to any other person in connection with any Takeover Proposal which was not previously provided to Parent. The Company will keep Parent informed of the status and details of any such Takeover Proposal and of any amendments or proposed amendments to any Takeover Proposal and will promptly (but in no case later than 48 hours) notify Parent of any determination by the Company's Board of Directors that a Superior Proposal has been made.

                  (d) Except as set forth in this Section 5.2(d), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or amend, or propose to withdraw, modify or amend, in a manner adverse to Parent or Acquisition, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger, (ii) adopt, approve or recommend, or propose to adopt, approve or recommend, any Takeover Proposal, (iii) enter into any agreement with respect to any Takeover Proposal or (iv) resolve or agree to take any of the actions set forth in clauses (i) through (iii). Notwithstanding the foregoing, subject to compliance with the provisions of this Section 5.2, at any time prior to obtaining the Stockholder Approval, the Board of Directors may (x) withdraw, modify or amend its approval or recommendation of this Agreement or the Merger, (y) approve or recommend an unsolicited written Superior Proposal, or (z) terminate this Agreement pursuant to Section 7.2(i) hereof following the making of a unsolicited written Superior Proposal, in each case, (1) if, and to the extent the Board of Directors, based on the advice of outside legal counsel, by a majority vote determines in good faith that the failure to take such action would constitute a breach of its fiduciary duties to the holders of Company Common Stock under applicable law, and (2) provided that, concurrently with any such termination of this Agreement under clause (z) above, (a) the Company shall enter into a definitive agreement with respect to such Superior Proposal and (b) the Company shall pay the Termination Fee and Expenses in accordance with
Section 7.5 hereof.

                  (e) "TAKEOVER PROPOSAL" means any bona fide proposal or offer, whether in writing or otherwise and whether or not delivered to the Company's stockholders generally, from any person other than Parent, Acquisition or any affiliates thereof (a "Third Party") to acquire beneficial ownership (as determined pursuant to Rule 13d-3 under the Exchange Act) of all or a material portion of the assets of the Company or any of its subsidiaries or 20% or more of any class of equity securities of the Company or any of its subsidiaries pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction with respect to either the Company or any of its subsidiaries, including any single or multi-step transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of any material portion of the assets of or 20% or more of the equity interest in either the Company or any of its subsidiaries.

                  (f) "SUPERIOR PROPOSAL" means any bona fide proposal by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than a majority of the shares of Company Common Stock then outstanding or all or substantially all of the assets of the Company or to acquire, directly or indirectly, the Company by merger or consolidation, and otherwise on terms which the Board of Directors of the Company determines in good faith to be more favorable to the Company's stockholders (taking into account the time period reasonably believed necessary to consummate such transaction) than the Merger (based on advice of the Company's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Merger), for which financing, to the extent required, is then fully committed.

                  (g) Nothing contained herein shall prohibit the Company from disclosing to its stockholders the position or statement contemplated by Rules 14d-9 or 14e-2(a) under the Exchange Act with respect to a Takeover Proposal by means of a tender offer.

                  SECTION 5.3 PREPARATION OF THE PROXY STATEMENT; STOCKHOLDERS'
                              MEETING.

                  (a) As promptly as practicable after the execution of this Agreement, and in no event later than 30 days after the date hereof, the Company shall prepare and file with the SEC the Proxy Statement. The Company shall obtain and furnish the information required to be included in the Proxy Statement and shall respond promptly to any comments made by the SEC with respect to the Proxy Statement and cause the Proxy Statement and form of proxy to be mailed to the Company's stockholders at the earliest practicable date. Parent shall cooperate in the preparation of the Proxy Statement and shall as soon as practicable after the date hereof furnish the Company with all information for inclusion in the Proxy Statement as the Company may reasonably request. The Company agrees, as to information supplied by the Company, its officers, directors, stockholders and subsidiaries contained in the Proxy Statement, and Parent agrees, as to information supplied by Parent and its officers, directors, stockholders and subsidiaries contained in the Proxy Statement that such information, at the date the Proxy Statement is mailed, (as amended or supplemented) at the time of the Company Stockholders Meeting and the Effective Time, will not be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. Parent and its counsel shall be given the reasonable opportunity to review the Proxy Statement and all amendments or supplements thereof prior to their being filed with the SEC, and the Company shall not make any such filing without consulting with Parent. The Company will advise Parent, promptly after it receives notice thereof, of the time when the Proxy Statement has been cleared by the SEC or any request by the SEC for an amendment of the Proxy Statement or comments from the SEC thereon and proposed responses thereto or requests by the SEC for additional information. The Company shall also promptly provide Parent with copies of any correspondence received from SEC, and shall permit representatives of Parent to participate in any telephone call with the SEC which discusses comments made by the staff. The Company, on the one hand, and Parent, on the other hand, agree to promptly correct any information provided by either of them for use in the Proxy Statement if any, if and to the extent that it shall have become materially false or misleading, and the Company further agrees to take all steps reasonably necessary to cause the Proxy Statement as so corrected to be filed with the SEC and to use all reasonable efforts to cause the Proxy Statement to be disseminated to the Company's stockholders, in each case, as and to the extent required by applicable laws.

                  (b) Parent agrees promptly to advise the Company if at any time prior to the Company Stockholders' Meeting any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Parent will furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Parent and its subsidiaries, to comply with applicable law after the mailing thereof to the stockholders of the Company.

                  (c) The Company agrees promptly to advise Parent if at any time prior to the Company Stockholders' Meeting any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. The Company will furnish Parent with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to the Company and its subsidiaries, to comply with applicable law after the mailing thereof to the stockholders of the Company.

                  (d) As soon as reasonably practicable following the date of this Agreement, the Company shall duly call, give notice of, convene and hold the Company Stockholders' Meeting for the purpose of obtaining the Stockholder Approval. Subject to the fiduciary duties of its Board of Directors, the Company shall use reasonable efforts to solicit proxies from its stockholders and to secure the vote or consent of stockholders required by applicable law or otherwise to obtain the Stockholder Approval. Subject to Section 5.2(d), the Company, through its Board of Directors, shall recommend to its stockholders the approval of this Agreement and the Merger.

                  SECTION 5.4 ACCESS TO INFORMATION; CONFIDENTIALITY.

                  (a) Upon notice by Parent and permission by the Company, which shall not be unreasonably withheld or delayed, the Company shall, and shall cause its subsidiaries to, afford Parent, and the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time, and in a manner reasonably designed to minimize disruption to the operations of the Company, to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent, (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Except as required by law, each of the Company and Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisers and other representatives and affiliates to hold, any confidential information in accordance with the Confidentiality Agreement.

                  (b)(i) Subject to the conditions set forth elsewhere in this
Section 5.4, Parent shall be entitled at its sole expense at reasonable times, and in a manner reasonably designed to minimize disruption to the operations of the Company, to conduct due diligence on the Company's owned or leased real property ("Property") and building systems thereon, including but not limited to, title, the interior of any improvements and the structural elements thereof, and including but not limited to a Phase I and Phase II environmental assessment of the Property, including testing and sampling for the presence of any Materials of Environmental Concern, and any other test, analysis or inspection of the Property deemed appropriate by Parent in Parent's sole discretion, and the results of such inspection shall be satisfactory to Parent in Parent's sole discretion.

                  (ii) The Company shall, and shall cause its subsidiaries to, fully cooperate with Parent's due diligence and Parent shall have access to the Property and to the Company's and its subsidiaries' personnel knowledgeable about environmental matters at the Property during normal business hours to perform the due diligence, including inspection and sampling by Parent or Parent's employees, agents, representatives, contractors, or subcontractors.

                  (iii) Parent shall cause any contractor ("CONTRACTOR") retained to conduct the Phase I or Phase II environmental assessment of the Property, or to conduct any other physical inspections of the Property that requires access thereto, to maintain with an insurance company or companies that are properly licensed, the following types of insurance to cover the Contractor's activities at the Property: (x) comprehensive general liability insurance with a limit of not less than $2,000,000 per occurrence; (y) automobile liability insurance with a limit of not less than $2,000,000 per occurrence; and (z) errors and omission insurance with a limit of not less than $2,000,000 per occurrence. Such insurance coverage shall list the Company as an additional insured. Contractor shall also maintain or cause to be maintained worker's compensation insurance with limits of liability not less than those required by law.

                  (iv) Subsequent to performing any inspection or testing of the Property, Parent shall promptly restore the Property to the condition that existed immediately prior to Contractor's entrance upon the Property, and agrees to repair, restore, or replace any and all damage to the Property caused by Parent's or Contractor's activities. Parent shall be responsible to lawfully dispose of any soil or groundwater removed by Contractor from the surface or subsurface of the Property. Parent agrees that it shall indemnify and hold Company harmless from any and all claims, damages (including personal injury and property damage), and other liabilities arising out of and to the extent caused by the acts of Contractor or Parent while present on the Property.

                  (v) Parent agrees to provide Company with a copy of all Phase I and Phase II environmental reports, and any other report arising from Parent's inspection of the Property.

                  SECTION 5.5 REASONABLE BEST EFFORTS; NOTIFICATION.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company, Parent and Acquisition agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate in the most expeditious manner practicable the transactions contemplated by this Agreement, including (i) the making of all necessary applications, registrations and filings (including filings with Governmental Entities, if any, and making the filings and taking such other actions as are required by Section 5.11 hereof), (ii) the obtaining of all necessary actions or nonactions, licenses, consents, approvals or waivers from Governmental Entities and other third parties, including, without limitation, all Governmental Approvals (as hereinafter defined), (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and (iv) the defending of any lawsuits or other legal proceedings, judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including the using of all reasonable best efforts necessary to lift, rescind, vacate or mitigate the effect of any stay, injunction or restraining order or other order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby.

                  (b) The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Each of Parent and Acquisition, on the one hand, and the Company, on the other hand, hereby represent that, other than as previously disclosed to each other on the Disclosure Schedule (which disclosure shall not constitute a breach), as of the date hereof they do not have actual knowledge of a breach of the representations and warranties being made by the other party, PROVIDED HOWEVER that a party alleging a breach of the representation or warranty made by the other party pursuant to this sentence must reasonably demonstrate that such other party did in fact possess such actual knowledge. Parent and Acquisition on the one hand and the Company on the other hand each hereby represent that they have not provided any information to the other or made any statements to the other which would (or with the passage of time would) be reasonably likely to permit or allow such party to claim that the other party did indeed possess such actual knowledge. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

                  SECTION 5.6 TAKEOVER STATUTES; INCONSISTENT ACTIONS. If any "fair price," "moratorium," "control share," "business combination," "shareholder protection" or similar or other anti-takeover statute or regulation (including, without limitation, Sections 78.378 through 78.3793 and Sections
78.411 through 78.444 of the NRS) shall become applicable to the Merger or any of the other transactions contemplated hereby or by the Voting Agreement, the Company and the Board of Directors of the Company shall grant such approvals and take all such actions so that the Merger and the other transactions contemplated hereby and by the Voting Agreement may be consummated on the terms contemplated hereby and otherwise eliminate the effects of such statute or regulation on the Merger and the transactions contemplated hereby.

                  SECTION 5.7 INDEMNIFICATION, EXCULPATION AND INSURANCE.

                  (a) The Articles of Incorporation and the Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Articles of Incorporation and Bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

                  (b) For a period of the applicable statute of limitations after the Effective Time, the Surviving Corporation shall indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to, subject to the provision by such person of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such person is not entitled thereto) each person who is or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of the Company's subsidiaries (the "INDEMNIFIED PERSONS") against
(a) all losses, claims, damages, costs, expenses (including, without limitation, reasonable counsel fees and out-of-pocket expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any of its subsidiaries, pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("INDEMNIFIED LIABILITIES") and (b) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or Bylaws to the fullest extent permitted under applicable law. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 5.7(b) shall apply without limitation to negligent acts or omissions by an Indemnified person. Parent hereby guarantees the payment and performance of the Surviving Corporation's obligations in this Section 5.7(b). Each Indemnified person is intended to be a third party beneficiary of this Section 5.7(b) and may specifically enforce its terms. This Section 5.7(b) shall not limit or otherwise adversely effect any rights any Indemnified person may have under any indemnification agreement disclosed on Section 5.7(b) of the Company Disclosure Schedule or under the Company's Articles of Incorporation or Bylaws.

                  (c) For four years from the Effective Time, the Surviving Corporation shall maintain in effect directors' and officers' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore made available to Parent) on terms no less favorable to such indemnified parties than those of such policy in effect on the date hereof; PROVIDED that, in satisfying its obligations under Section 5.8(d) the Surviving Corporation shall not be obligated to pay premiums in excess of 300% of the amount per annum the Company paid in its last full fiscal year, which amount the Company has disclosed to Parent in writing prior to the date hereof; PROVIDED FURTHER that if the premium for such coverage exceeds such amount, the Surviving Corporation shall purchase a policy with the greatest coverage reasonably available for such 300% of the annual premium; provided however that Parent shall be entitled to satisfy its obligations under this
Section 5.7(c) by purchasing a "tail" policy providing for comparable coverage.

                  (d) The obligations of the Company, the Surviving Corporation and Parent contained in this Section 5.7 shall be binding on the successors and assigns of Parent and the Surviving Corporation. If Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.7.

                  SECTION 5.8 FEES AND EXPENSES. Except as provided in Section 7.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  SECTION 5.9 PUBLIC ANNOUNCEMENTS. Parent and Acquisition, on the one hand, and the Company, on the other hand, will not issue any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, without first obtaining the prior consent of the other party; PROVIDED, HOWEVER, in the event of any press release that may be required by applicable law, court process, or by obligations pursuant to any listing agreement with any national securities exchange, the Australian Stock Exchange or the NASDAQ National Market, the parties will use reasonable best efforts to consult with each other before issuing, and to provide each other the opportunity to review and comment upon, any such press release or other public statement.

                  SECTION 5.10 STATUS OF COMPANY EMPLOYEES; EMPLOYEE BENEFITS.

                  (a) Parent agrees that following the Effective Time, the employees of the Company and its subsidiaries who are employed by the Surviving Corporation or its subsidiaries ("COMPANY EMPLOYEES") shall become eligible within six months of Effective Time to participate in the employee benefit plans and arrangements maintained by Parent or its subsidiaries for its U.S. employees ("PARENT BENEFIT PLANS"), in the same manner as similarly situated employees of Parent. Prior to the date the Company Employees become eligible to participate in Parent Benefit Plans, they shall continue to participate in the employee benefit plans and arrangements in effect immediately prior to the Effective Time. Parent or its subsidiaries shall grant the Company Employees credit for all service credited by the Company for purposes of eligibility, vesting and the determination of benefits under vacation and severance pay plans. Parent shall, and shall cause the Surviving Corporation to, offer employment to all employees of the Company employed by the Company as of the Effective Time, and honor in accordance with their terms all employee benefit obligations to current and former employees under the Employee Plans in existence on the date hereof. Notwithstanding the foregoing, nothing contained herein shall affect Parent's or the Surviving Corporation's right to terminate the employment of any Company Employee following the Effective Time or to amend or terminate any Employee in accordance with its terms.

                  (b) Any pre-existing condition exclusion under any Parent Benefit Plan providing medical or dental benefits shall be waived for any Company Employee who, immediately prior to commencing participation in such Parent Benefit Plan, was participating in an Employee Plan providing medical or dental benefits and had satisfied any pre-existing condition provision under such Employee Plan.

                  (c) Any expenses that were taken into account under an Employee Plan providing medical or dental benefits in which the Company Employee participated immediately prior to commencing participation in a Parent Benefit Plan providing medical or dental benefits shall be taken into account to the same extent under such Parent Benefit Plan, in accordance with the terms of such Parent Benefit Plan, for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions and life-time benefit limits.

                  SECTION 5.11 GOVERNMENTAL APPROVALS.

                  (a) The parties hereto shall cooperate with each other and use their reasonable best efforts (and shall use their reasonable best efforts to cause their respective directors and officers to do so) to (i) promptly prepare and file and, in any event, will file no later than 30 days after the date hereof, all necessary documentation to effect all applications, notices, petitions and filings necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all permits, registrations, licenses, findings of suitability, consents, variances, exemptions, orders, approvals and authorizations of all third parties and Governmental Entities (including Licenses in respect of any Gaming Law) which are necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement, including all required initial application and documents in connection with obtaining approvals under the Gaming Laws ("GOVERNMENTAL APPROVALS"). The parties hereto shall file initial applications and documents related to all other Governmental Approvals within such time as necessary for such Governmental Approvals to be granted on or before the effective date of the respective approvals required under applicable Gaming Laws and (ii) comply (and cause their respective directors and officers and employees to so comply) with the terms and conditions of all such Governmental Approvals. Each of the parties hereto shall act reasonably and promptly in responding to additional requests in connection with filing for or otherwise attempting to obtain or renew any Governmental Approvals. Without limiting the foregoing, each of Parent and the Company (the "NOTIFYING PARTY") will notify the other promptly of the receipt of comments, requests or other material communications from Governmental Entities relating to Governmental Approvals, and will supply the other party with copies of all material correspondence between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals; provided, however, that it shall not be required to supply the other party with copies of correspondence relating to the personal applications of individual applicants except for evidence of filing.

                  (b) Notwithstanding the foregoing or any other provision of this Agreement, Parent shall have no obligation or affirmative duty under this
Section 5.8 to cease or refrain from the ownership of any assets or properties, or the association with any person or entity which association is material to the operations of Parent, whether on the date hereof or at any time in the future.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

                  SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) STOCKHOLDER APPROVAL. The Stockholder Approval shall have been obtained.

                  (b) NO INJUNCTIONS OR RESTRAINTS. No litigation brought by a Governmental Entity shall be pending, and no litigation shall be threatened by any Governmental Entity, which seeks to enjoin or prohibit the consummation of the Merger, and no provision of applicable law or regulation, temporary restraining order, decree, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition, in each case preventing the consummation of the Merger, shall be in effect.

                  (c) HSR ACT. The applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.

                  SECTION 6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION. The obligations of Parent and Acquisition to effect the Merger are also subject to the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects (taking into account such qualifications as to materiality or Material Adverse Effect), and those not so qualified shall be true and correct in all material respects (PROVIDED that, notwithstanding the foregoing, the representations and warranties of the Company set forth in Section 3.2 hereof shall be true and correct in all respects), in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (PROVIDED that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date), and Parent shall have received a certificate of an executive officer of the Company to that effect.

                  (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent shall have received a certificate of an executive officer of the Company to that effect.

                  (c) NO MATERIAL ADVERSE EFFECT. From the date of this Agreement through and including the Effective Time, no event or events shall have occurred which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

                  (d) CONSENTS AND APPROVALS. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, waivers, findings of suitability, authorizations, qualifications and orders of, and declarations, registrations, filings, notices or other approvals (including, without limitation, all Licenses from applicable

Gaming Authorities), including Governmental Approvals, required to be made or obtained by the Company, Acquisition or Parent from all Governmental Entities in connection with the Merger and the consummation of the transactions contemplated hereby, and to permit the parties to consummate the Merger and the Surviving Corporation and its subsidiaries to conduct their respective businesses in the jurisdictions regulated by such Governmental Entities after the Effective Time in substantially the same manner as conducted by the Company and its subsidiaries prior to the Effective Time, have been obtained or made, as applicable, by the Company, Acquisition or Parent and are in full force and effect.

                  (e) THIRD PARTY CONSENTS. The Company shall have obtained the consent, approval or waiver of each person that is not a Governmental Entity whose consent is required to consummate the transactions contemplated by this Agreement and to permit the Surviving Corporation and its subsidiaries to conduct their respective businesses after the Effective Time in the same manner as conducted by the Company and its subsidiaries prior to the Effective Time, except those for which the failure to obtain such consent, approval or waiver could not reasonably be expected to result in a Company Material Adverse Effect.

                  (f) CERTIFICATES AND OTHER DELIVERIES. The Company shall have delivered, or caused to be delivered, to Parent (i) a certificate of good standing from the Secretary of State of the State of Nevada and of comparable authority in other jurisdictions in which the Company and its subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors and stockholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company; and (iii) a true and complete copy of the certificate of incorporation or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the Bylaws or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of the Company and its subsidiaries, as applicable.

                  SECTION 6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are also subject to the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations of Parent and Acquisition contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects (taking into account such qualifications as to materiality or Material Adverse Effect), and those not so qualified shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (PROVIDED that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date), and the Company shall have received a certificate of an executive officer of Parent to such effect.

                  (b) AGREEMENTS AND COVENANTS. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Company shall have received a certificate of an executive officer of Parent to such effect.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Stockholder Approval has been obtained:

                  (a) by mutual written consent of Parent and the Company, if the Board of Directors of each so determines by the affirmative vote of a majority of the members of its entire Board of Directors;

                  (b) by Parent (PROVIDED that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case continuing twenty (20) days following notice to the Company of such breach or untruth and of a nature such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by the then-scheduled Outside Date (as defined below);

                  (c) by the Company (PROVIDED that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a material breach of any representation, warranty, covenant or agreement on the part of Parent or Acquisition set forth in this Agreement, or if any representation or warranty of Parent or Acquisition shall have become untrue, in either case continuing twenty (20) days following notice to Parent of such breach or untruth and of a nature such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by the then-scheduled Outside Date;

                  (d) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

                  (e) by either Parent or the Company, if the Merger shall not have occurred by July 31, 2001 (as it may be extended, the "OUTSIDE DATE"), unless the failure to consummate the Merger is the result of a breach of covenant set forth in this Agreement or a material breach of any representation or warranty set forth in this Agreement by the party seeking to terminate this Agreement; PROVIDED that either party may extend the Outside Date, but no more than four times in the aggregate, and each time by one month, but in no event beyond November 30, 2001, by providing written notice thereof to the other party between three (3) and five (5) business days prior to the next scheduled Outside Date if (i) the Merger shall not have been consummated by such date because the requisite Governmental Approvals required under Section 6.2(d) have not been obtained and are still being pursued, (ii) the party seeking to extend has satisfied all the conditions to Closing required to be satisfied by it and has not violated any of its obligations under this Agreement in a manner that was the cause of or resulted in the failure of the Merger to occur on or before the Outside Date, and (iii) it is reasonably probable, based on, among other things, the status of completed regulatory filings, scheduled regulatory meetings and the advice of regulatory counsel to such party, that the requisite Governmental Approvals will be obtained within such extension period; PROVIDED HOWEVER that the Company shall not be permitted to extend the Outside Date if it has breached the first sentence of Section 5.3(a); and PROVIDED FURTHER HOWEVER that if the only Governmental Approvals that have not been obtained are those of the Gaming Authorities in any state in which Parent is not licensed as at the date hereof but where the Company is so licensed, then Parent may not extend the Outside Date, and shall be required to close (assuming all other conditions are then satisfied or waived, and assuming Parent can do so without violating applicable Gaming Laws), notwithstanding the failure to obtain such Governmental Approvals, but the parties agree to reasonably cooperate in such event to enable the Company to minimize the economic consequences to the Company of such action and to discharge its remaining obligations under existing contracts, and to ensure compliance with applicable Gaming Laws;

                  (f) by Parent (PROVIDED that the terminating party is not in material breach of any of its obligations hereunder), if the Stockholder Approval shall not have been obtained at a duly held meeting of the Company's stockholders or at any adjournment or postponement thereof; or

                  (g) by Parent, if the Board of Directors of the Company or any committee thereof withdraws or modifies or amends adversely its recommendation of this Agreement or the Merger following the receipt by the Company of a Takeover Proposal or shall have resolved to do so, (ii) recommends a Takeover Proposal to the Company's stockholders or shall have resolved to do so, or (iii) the Board of Directors of the Company determines to accept a Superior Proposal or shall have entered into a definitive agreement with respect to a Takeover Proposal;

                  (h) by Parent, if there shall have been a material breach of any provision of Section 5.2;

                  (i) by the Company, prior to the Stockholder Approval, if the Board of Directors determines to enter into a definitive agreement with respect to an unsolicited written Superior Proposal; provided that the Company has complied with all of the provisions of Section 5.2(d) hereof, and that it makes simultaneous payment to Parent of the Termination Fee and Expenses; or

                  (j) by the Company, within 48 hours of February 16, 2001, if Parent shall not have delivered to the Company by February 16, 2001, written customary commitment letters from banks or other financial institutions of national or international repute, to provide funds sufficient for the payment of the aggregate Merger Consideration.

                  SECTION 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Acquisition or the Company or their respective officers or directors, except as set forth in the last sentence of Section 5.4(a), Section 5.9, this Section 7.2, Section 7.5 and Article VIII which shall survive termination and except to the extent that such termination results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, PROVIDED that in the event of termination of this Agreement pursuant to

Section 7.1(j) hereof, this Agreement shall forthwith become void and have no effect on Parent, Acquisition or the Company or their respective officers or directors, and such termination shall be the sole and exclusive remedy of the parties in such circumstance and neither Parent nor Acquisition, on the one hand, or the Company, on the other hand, shall have any further remedy against the other, except as set forth in the last sentence of Section 5.4(a), Section 5.9, this Section 7.2 and Article VIII which shall survive such termination.

                  SECTION 7.3 AMENDMENT. This Agreement may be amended by the parties at any time in accordance with applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  SECTION 7.5 TERMINATION FEE.

                  In the event (i) the Company terminates this Agreement pursuant to Section 7.1(i) or (ii) Parent terminates this Agreement pursuant to
Section 7.1(g) or Section 7.1(h), then in each case Parent and Acquisition would suffer direct and substantial damages, which damages cannot be ascertained with reasonable certainty, and hence to compensate Parent and Acquisition for such damages, and as liquidated damages and not a penalty, and as the sole and exclusive remedy of Parent and Acquisition against the Company for the damages suffered, the Company shall pay to Parent, at the time of termination, an amount equal to $6.25 million (the "TERMINATION FEE") and an amount equal to Parent's and Acquisition's actual and documented reasonable out-of-pocket expenses incurred by Parent or Acquisition in connection with the Merger, this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses payable to all attorneys, accountants, investment banking firms and their respective agents incurred in connection with the transactions contemplated hereby, but in any event not to exceed $1.75 million (the "EXPENSES"). In addition, if this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(e) or Section 7.1(f) or by Parent pursuant to Section 7.1(b) and at the time of such termination, Parent is not in material breach of this Agreement, then the Company shall (but only if the termination is pursuant to Section 7.1(f) or 7.1(b)), pay to Parent, at the time of termination, the Expenses, and, if the Company shall, within 9 months after such termination, enter into an agreement with respect to a Takeover Proposal, then the Company shall pay the Termination Fee and other Expenses (to the extent not previously paid) concurrently with entering into any such agreement, PROVIDED that no Termination Fee or Expenses shall be payable in the event of a termination pursuant to Section 7.1(e) hereof unless (i) prior to any such termination, a Takeover Proposal shall have been made and not withdrawn, and (ii) such termination is not solely the result of a failure to obtain the requisite Governmental Approvals from Gaming Authorities required under Section 6.2(d). Any payments required to be made pursuant to this Section 7.5 shall be made by wire transfer of same day funds to an account designated by Parent.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

                  SECTION 8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

                  SECTION 8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)          if to Parent or Acquisition, to
                                        Aristocrat Leisure Limited
                                        71 Longueville Road
                                        Lane Cove, NSW 2066 Australia
                                        Facsimile:   61-2-9420-1354
                                        Attention:   Gavin Isaacs

                                        with a copy to:
                                        Skadden, Arps, Slate, Meagher & Flom LLP
                                        Four Times Square
                                        New York, New York  10036
                                        Facsimile:   (212) 735-2000
                                        Attention:   Howard L. Ellin, Esq.

                           (b)          if to the Company, to:
                                        Casino Data Systems
                                        3300 Birtcher Drive
                                        Las Vegas, Nevada 89118
                                        Facsimile:   (702) 407-1600
                                        Attention:   Steve Weiss

                                        with a copy to:
                                        Gibson, Dunn & Crutcher, LLP
                                        333 South Grand Avenue
                                        Los Angeles, California 90071
                                        Facsimile:   (213) 229-6141
                                        Attention:   Jonathan K. Layne, Esq.

                  SECTION 8.3 DEFINITIONS. For purposes of this Agreement:

                  (a) an "affiliate" of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                  (b) "knowledge" means a fact, event, circumstance or occurrence actually known, or that reasonably should have been known by an officer of a comparable company with comparable responsibilities by virtue of such responsibilities, by any of the executive officers of the Company or Parent, as the case may be;

                  (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

                  (d) a "subsidiary" with respect to any person means any corporation, partnership, joint venture association, trust, unincorporated organization or other entity, of which such person or any other subsidiary of such person (i) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests, (ii) is entitled to elect at least a majority of the Board of Directors or similar governing body or (iii) is a general partner (excluding such partnerships where such person or any subsidiary of such person do not have a majority of the voting interests in such partnership).

                  SECTION 8.4 INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  SECTION 8.5 COUNTERPARTS; FACSIMILE. This Agreement may be executed in one or more counterparts and via facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 8.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Voting Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of Section 5.8 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  SECTION 8.7 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

                  SECTION 8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Parent and Acquisition may assign this Agreement or any of their rights, interests or obligations hereunder to any of their respective affiliates, PROVIDED HOWEVER that no such assignment shall relieve Parent of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 8.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada or in Nevada state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Nevada or any Nevada state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Nevada.

                  SECTION 8.10 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.

                  SECTION 8.11 PERSONAL LIABILITY. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or any officer, director, employee, agent, representative or investor of any party hereto.

                  SECTION 8.12 SEVERABILITY. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  SECTION 8.13. FINANCING. Notwithstanding anything contained elsewhere herein, the parties acknowledge and agree that it shall not be a condition to the obligations of Parent or Acquisition to effect the Merger that Parent has sufficient funds for the payment of the aggregate Merger Consideration.

                  SECTION 8.14. MATERIALITY. Notwithstanding any numeric or monetary thresholds or limitations contained herein, the parties hereby specifically acknowledge and agree that no such limitations or thresholds shall be deemed to constitute an acknowledgment or indication as to the materiality of the item in question or of any other item whatsoever.

         IN WITNESS WHEREOF, Parent, Acquisition and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          PARENT:

                                          ARISTOCRAT LEISURE LIMITED,
                                          an Australian company




                                          By:
                                                ------------------------------

                                          Name:
                                                ------------------------------

                                          Its:
                                                ------------------------------

                                          ACQUISITION:

                                          CEDAR ACQUISITION CORP.,
                                          a Nevada corporation




                                          By:
                                                ------------------------------

                                          Name:
                                                ------------------------------

                                          Its:
                                                ------------------------------

                                          THE COMPANY:

                                          CASINO DATA SYSTEMS,
                                          a Nevada corporation




                                          By:
                                                ------------------------------

                                          Name:
                                                ------------------------------

                                          Its:
                                                ------------------------------